                                                                    EXHIBIT 99.1

LONDON AND JACKSON, Wyo.--(BUSINESS WIRE)--Nov. 15, 1999--

CBS.MarketWatch.com and FT.com to Form
International and Domestic Marketing Alliance;
Merger Will Create Major Worldwide Provider of Financial Information

Data Broadcasting Corporation (Nasdaq:DBCC), America's leading provider of real-time financial market data to traders and individual investors, today announced an agreement to merge with the specialist asset valuation business
(FTAM) of the Financial Times group, part of Pearson plc, the international media company.

The Financial Times group will transfer ownership of FTAM to Data Broadcasting in exchange for a 60% stake in the combined business, which is expected to have pro forma revenues in 1999 of approximately $320 million, almost three times the fiscal 1999 revenues of Data Broadcasting. The value of the shares to be exchanged is more than $800 million based on Data Broadcasting's closing price on Friday, November 12, 1999 ($14-3/8).

FTAM is the leading provider of specialist pricing, dividend, corporate action and asset management information to major institutional investors around the world, and its data bases are used to value many of the world's leading investment funds. Data Broadcasting specializes in meeting the needs of individual investors and professional traders by providing news, real-time streaming quote services, analytical tools and investment models.

The expanded business will be better positioned to provide more comprehensive service to every sector of the global money management community and develop more rapidly a wider range of Internet-delivered products. The new business will also be able to achieve significant integration benefits in data collection and technology infrastructure.

DBC owns approximately 32% of MarketWatch.com (Nasdaq:MKTW), which operates CBS.MarketWatch.com, one of the leading financial information Web sites in the United States. Through its shareholding in Data Broadcasting, the Financial Times group will form a marketing alliance with MarketWatch.com to cross-promote CBS.MarketWatch.com and ft.com, the leading international business information Web site in both North America and Europe.

The transaction, which is subject to the approval of Data Broadcasting's shareholders, regulatory approvals and other customary conditions with respect to Data Broadcasting and MarketWatch.com, is expected to be completed early in 2000.

Commenting on the merger, Stephen Hill, chief executive of the Financial Times group, said: "The merger of FTAM and Data Broadcasting forms a very powerful combination to offer to the global management community. Both businesses have strong market positions, highly valued content, flexible technology and excellent products. Together, we will be in great shape to broaden our scope of services across the specialist asset management and portfolio evaluation market and capitalize on the opportunities to deliver more of our products by Internet."

Allan Tessler and Alan Hirschfield, Data Broadcasting's co-chief executive officers, said: "As a result of our agreement with Pearson, the merger of FTAM and Data Broadcasting, together with our stake in MarketWatch.com and the link to the FT group, will create the world's leading specialist financial information business. We believe that this transaction will accelerate our presence in the Internet world and create significant long-term value for our shareholders."


Commenting on plans for a marketing alliance with MarketWatch.com, Hill added:
"We are very excited at becoming a shareholder in MarketWatch.com, which operates one of America's foremost financial information Web sites, and the opportunities it will open for ft.com. These are two very distinctive and complementary products. CBS.MarketWatch.com is strongly focused on actionable, market-oriented news, while we are building ft.com as the information partner of the global business community. There are some very exciting opportunities for cross-promotion as we develop both businesses in Europe and North America."


Larry Kramer, president and chief executive officer of MarketWatch.com, said:
"This is a very exciting development for CBS.MarketWatch.com. We look forward to working with our new partner. Our news operations are very complementary, so we can easily cross-promote and help bring each other's content to our respective markets."

Note to Editors

Data Broadcasting, whose shares trade on the Nasdaq National Market, generated revenues of approximately $108 million for the fiscal year ended June 30, 1999. The business is strongly cash positive, and in the year ended June 30, 1999, Data Broadcasting registered EBITDA of $14.1 million, or $0.63 per share, before income taxes, depreciation and goodwill and intangibles amortization charges of $15 million and its share of MarketWatch.com losses of $6 million.

At the close of trading Friday, November 12, 1999, Data Broadcasting had a market capitalization of approximately $495 million. Its businesses include CMS, which provides fixed income portfolio analytics to institutional investment managers; eSignal, which provides real-time market data, trading and research delivered via the Internet to active individual traders, brokers and investors; and InSite, which provides market data and research for the professional market.

Data Broadcasting owns approximately 32% of MarketWatch.com, operator of CBS.MarketWatch.com, one of the leading financial news Web sites in the United States, providing real-time breaking financial news and commentary on market-moving trends and events. In the three months ended September 30, 1999, MarketWatch.com attracted an average of 4.6 million unique monthly visitors and a total of some 434 million page views, according to DoubleClick, a 250% increase over the same period last year.

In the nine months ended September 30, 1999, the company generated revenues of approximately $14.9 million. MarketWatch.com trades on the Nasdaq National Market, following its initial public offering in January 1999, and has a current market valuation of approximately $685 million.

In 1998, FTAM generated pro forma revenues of approximately $200 million. The business operates as the Interactive Data, Muller Data Corporation (MDC) and Muniview brands in the United States and as Financial Times Information and Valorinform in Europe and Asia Pacific. It has a database of more than 3.5 million securities, including hard-to-value unlisted fixed income instruments, and specializes in data collections and internally authored evaluations of fixed income securities.

FTAM is a leading source of comprehensive disclosure data, factor information and independent valuations for a comprehensive range of U.S. securities and offers full descriptive information of more than 2 million U.S. municipal bonds. It also collects and distributes corporate action information on equities and bonds all over the world, specializing in "hard to get" information from emerging markets.

FTAM is part of the Financial Times Group, which also consists of:

-- the Financial Times newspaper, the world's leading international business newspaper;

--          ft.com, one of the world's leading business information Web sites;

-- the leading business and financial Web sites in France (Les Echos) and Spain (Expansion), with a new German language business and finance newspaper to be launched in partnership with Gruner + Jahr, one of Germany's leading newspaper and magazine publishers, early in the new year;

-- Financial Times Business, which produces specialist information on energy and finance markets;

-- FTSE International, a joint venture with the London Stock Exchange, which provides the professional investment community with the leading UK indices and, together with the Amsterdam Stock Exchange, publishes the Eurotop family of indices;

-- AFX news, a news agency jointly owned with Agence France-Presse, which is a global provider of real-time financial and business news;

-- a 50% stake in BDFM, publisher of South Africa's leading financial newspaper and Web site; and

-- a 50% stake in The Economist group, which publishes the world's leading weekly business and current affairs journal.

The Financial Times group is part of Pearson plc, the international media company, which also owns Pearson Education, the world's leading education company; Pearson Television, the world's leading international independent television production company; the Penguin group, the world's most renowned English-language publisher; and Recoletos, one of Spain's leading media companies.

Data Broadcasting Corporation is the leading provider of real-time market data to the individual trader and investor. The company delivers real-time stock quotes, financial information and news to the PCs, laptops and hand-held devices of millions of users via the Internet, dedicated lines, wireless FM, cable and satellite.

With the BondEdge service from its Capital Management Sciences division, Data Broadcasting also is the leading provider of fixed income portfolio analytics used for valuation and risk management purposes. Data Broadcasting's Internet presence includes http://www.dbc.com, http://www.eSignal.com, http://cbs.marketwatch.com, http://insite.dbc.com, http://www.bondedge.com, http://sports.dbc.com and http://www.dbceuro.com.

Matters discussed in this release include forward-looking statements that involve risks and uncertainties, and actual results may be materially different. Factors that could cause actual results to differ include the response of competitors to the company's new services, acceptance of the Internet as a valid real-time distribution platform by institutional customers, activity levels in the securities markets and other risk factors listed in the Company's 10-K and 10-Q reports to the Securities and Exchange Commission.

CONTACT:    Data Broadcasting Corporation
            Dwight H. Egan, 801/562-2252
                     Or
            Pondel/Wilkinson Group
            Cecilia A. Wilkinson/Kristin Bruno, 310/207-9300